Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-226690, 333-140423, 333-110676, and 333-269314 on Form S-8 of our report dated February 28, 2024, relating to the financial statements of Safety Insurance Group, Inc. and the effectiveness of the Safety Insurance Group, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 28, 2024